UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 18, 2011 (March 16, 2011)
Plumas Bancorp
(Exact name of registrant as specified in its charter)

California	000-49883	75-2987096

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 S. Lindan Avenue, Quincy, CA	95971

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (530)283-7305
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement
The Company’s wholly owned subsidiary, Plumas Bank (the “Bank”) entered into a Stipulation and Consent (the “Stipulation”) agreeing to the issuance of a Consent Order (the “Order”) with the Federal Deposit Insurance Corporation (the “FDIC”) and the California Department of Financial Institutions (“CDFI”) effective March 16, 2011. A copy of the press release announcing the Order is included as Exhibit 99.1 and is incorporated herein by reference. The Stipulation and Order are included as Exhibits 10.1 and 10.2, respectively and are incorporated herein by reference. The FDIC and CDFI in the Order, require certain actions to be taken by the Bank including among others:
•	Within 240 days of the date of the Order, increase and maintain the Bank’s leverage ratio to at least 10% and maintain its total risk-based capital ratio at 13% or more;

•	Reduce or eliminate certain classified assets by $19.4 million within 180 days of the date of the Order and reducing them by an additional $4.9 million within 240 days of the Order;

•
Obtain an independent study of the management and personnel structure of the Bank within 150 days of the date of the Order to determine whether the Bank is staffed by qualified individuals commensurate with its size and risk profile to ensure the safe and profitable operation of the Bank;

•	Not pay cash dividends to Plumas Bancorp without the prior written consent of the FDIC and CDFI.
One of the Company’s top priorities has and will continue to be to reduce its problem assets. The order serves to formalize and reinforce the Company’s on-going plans to strengthen the Company’s operations and to implement the Bank’s strategic plan. Currently the Bank has exceeded the Order’s total risk-based capital ratio goal of 13% and Management expects to achieve the leverage ratio target of 10% by year-end without the injection of any new capital. As of December 31, 2010, the Bank’s leverage ratio was 8.9% and total risk-based capital ratio was 14.0%.
The foregoing description of the Order and the Stipulation and Consent is a summary and does not purport to be a complete description of all of the terms of such documents, and is qualified in its entirety by reference to the Order and the Stipulation and Consent, attached hereto as Exhibits 10.1 and 10.2, respectively.

CAUTIONARY STATEMENT: This report contains forward-looking statements that are based on management’s current beliefs, expectations, plans and intentions. Such statements involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by the forward-looking statements. Our ability to fully comply with all of the requirements of our Consent Order, including those requiring us to improve and maintain regulatory capital ratios and reduce classified assets is not entirely within our control and is uncertain. The future effect of changes in the real estate, financial and credit markets and the national and regional economy on the banking industry generally and Plumas Bancorp specifically are also inherently uncertain. These statements are not guarantees of future results and involve risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Actual results and outcomes may materially differ from what may be expressed in our forward-looking statements. Failure to comply with the agreements in our Consent Order could result in further regulatory action which could have a material adverse effect on the Company and its shareholders Plumas Bancorp does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise after the date of this report.
In connection with the foregoing, Plumas Bancorp hereby furnishes the following exhibits:
Item 9.01. Exhibits.

Exhibit
Number	Exhibit Title

10.1	Stipulation to the Issuance of a Consent Order dated March 16, 2011.
10.2	Consent Order issued by the FDIC and CDFI to Plumas Bank on March 18, 2011.
99.1	Press Release dated March 21, 2011.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plumas Bancorp (Registrant)
March 21, 2011	By:	/s/ Richard L. Belstock
		Name:	Richard L. Belstock
		Title:	Senior Vice President and Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Stipulation to the Issuance of a Consent Order dated March 16, 2011.
10.2	Consent Order issued by the FDIC and CDFI to Plumas Bank on March 18, 2011.
99.1	Press Release dated March 21, 2011.